Exhibit 99.1

Playtika Holding Corp. Reports Q2 2024 Financial Results
Revenue of $627.0 million and Direct-to-Consumer (“DTC”) Revenue of $173.7 million
DTC Platforms Revenue Increased 1.3% Sequentially and 5.1% Year Over Year
GAAP Net Income of $86.6 million and Credit Adj. EBITDA of $191.0 million

Herzliya, Israel - August 7, 2024 - Playtika Holding Corp. (NASDAQ: PLTK) today released financial results for its second quarter for the period ending June 30, 2024.

Financial Highlights

•Revenue of $627.0 million decreased (3.7)% sequentially and (2.5)% year over year.
•DTC platforms revenue of $173.7 million increased 1.3% sequentially and 5.1% year over year.
•Net income of $86.6 million increased 63.4% sequentially and 14.4% year over year.
•Credit Adjusted EBITDA of $191.0 million increased 2.9% sequentially and decreased (11.2)% year over year.
•Cash, cash equivalents, and short-term investments totaled $1.1 billion as of June 30, 2024.

“We are focused on the resilience and potential of our leading games and our strategic initiatives aimed at revitalizing our portfolio,” said Robert Antokol, Chief Executive Officer. “We are actively pursuing opportunities to broaden our game offerings through M&A. Our focus is on identifying studios that complement our existing games and drive long-term value.”

“Our focus on our direct-to-consumer business and our highly disciplined approach to managing operating expenses has led to a notable improvement in our margins on a sequential basis,” said Craig Abrahams, President and Chief Financial Officer. “We are taking steps to ensure sustained growth and profitability and we remain committed to delivering long-term value to our players and shareholders, our focus on execution remains unwavering.”

Selected Operational Metrics and Business Highlights

•Average Daily Paying Users of 298K decreased (3.6)% sequentially and (2.9)% year over year.
•Average Payer Conversion of 3.7%, up from 3.5% in Q1 and 3.6% in Q2 2023.
•Casual games revenue decreased (4.3)% sequentially and (1.7)% year over year.
•Social casino-themed games revenue decreased (2.9)% sequentially and (3.4)% year over year.
•Bingo Blitz revenue of $155.7 million decreased (1.2)% sequentially and (0.4)% year over year.
•June’s Journey revenue of $74.6 million decreased (2.6)% sequentially and increased 1.9% year over year.
•Slotomania revenue of $133.8 million decreased (1.2)% sequentially and (7.5)% year over year.

Playtika Announces Quarterly Dividend

Playtika’s Board of Directors declared a cash dividend of $0.10 per share of our outstanding common stock, payable on October 4, 2024 to stockholders of record as of the close of business on September 20, 2024. Future dividends are subject to market conditions and approval by our Board of Directors.

Financial Outlook

For the full year 2024 the company expects revenue to be toward the bottom end of the previously provided range of $2.52 - $2.62 billion, Credit Adjusted EBITDA to be in the middle of the previously provided range of $730 - $770 million, and capital expenditures within a range $95 - $100 million.

Conference Call

Playtika management will host a conference call at 5:30 a.m. Pacific Time (8:30 a.m. Eastern Time) today to discuss the company’s results. The conference call can be accessed via a webcast accessible at investors.playtika.com. A replay of the call will be available through the website one hour following the call and will be archived for one year.

Summary Operating Results of Playtika Holding Corp.

	Three months ended June 30,		Six months ended June 30,
(in millions, except percentages, Average DPUs, and ARPDAU)	2024	2023	2024	2023
Revenues	$627.0	$642.8	$1,278.2	$1,299.0
Total cost and expenses	$486.3	$503.6	$1,039.4	$1,007.4
Operating income	$140.7	$139.2	$238.8	$291.6
Net income	$86.6	$75.7	$139.6	$159.8
Credit Adjusted EBITDA	$191.0	$215.0	$376.6	$437.7
Net income margin	13.8%	11.8%	10.9%	12.3%
Credit Adjusted EBITDA margin	30.5%	33.4%	29.5%	33.7%

Non-financial performance metrics
Average DAUs	8.1	8.6	8.4	8.8
Average DPUs (in thousands)	298	307	303	317
Average Daily Payer Conversion	3.7%	3.6%	3.6%	3.6%
ARPDAU	$0.85	$0.83	$0.83	$0.81
Average MAUs	27.7	28.3	30.3	29.2

About Playtika Holding Corp.

Playtika (NASDAQ: PLTK) is a mobile gaming entertainment and technology market leader with a portfolio of multiple game titles. Founded in 2010, Playtika was among the first to offer free-to-play social games on social networks and, shortly after, on mobile platforms. Headquartered in Herzliya, Israel, and guided by a mission to entertain the world through infinite ways to play, Playtika has employees across offices worldwide.

Forward Looking Information

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this press release, including statements regarding our business strategy, plans and our objectives for future operations, are forward-looking statements. Further, statements that include words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “intent,” “may,” “might,” “potential,” “present,” “preserve,” “project,” “pursue,” “should,” “will,” or “would,” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. The achievement or success of the matters covered by such forward-looking statements involves significant risks, uncertainties and assumptions, including, but not limited to, the risks and uncertainties discussed in our filings with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment and industry. As a result, it is not possible for our management to assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated, predicted or implied in the forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

•actions of our majority shareholder or other third parties that influence us;
•our reliance on third-party platforms, such as the iOS App Store, Facebook, and Google Play Store, to distribute our games and collect revenues, and the risk that such platforms may adversely change their policies;
•our reliance on a limited number of games to generate the majority of our revenue;
•our reliance on a small percentage of total users to generate a majority of our revenue;
•our free-to-play business model, and the value of virtual items sold in our games, is highly dependent on how we manage the game revenues and pricing models;
•our inability to identify acquisition targets that fit our strategy or complete acquisitions and integrate any acquired businesses successfully or realize the anticipated benefits of such acquisitions could limit our growth, disrupt our plans and operations or impact the amount of capital allocated to mergers and acquisitions;
•our ability to compete in a highly competitive industry with low barriers to entry;
•our ability to retain existing players, attract new players and increase the monetization of our player base;
•we have significant indebtedness and are subject to the obligations and restrictive covenants under our debt instruments;
•the impact of the COVID-19 pandemic or other health epidemics on our business and the economy as a whole;
•our controlled company status;
•legal or regulatory restrictions or proceedings could adversely impact our business and limit the growth of our operations;
•risks related to our international operations and ownership, including our significant operations in Israel and Ukraine and the fact that our controlling stockholder is a Chinese-owned company;
•geopolitical events such as the Wars in Israel and Ukraine;
•our reliance on key personnel;
•market conditions or other factors affecting the payment of dividends, including the decision whether or not to pay a dividend;
•uncertainties regarding the amount and timing of repurchases under our stock repurchase program;
•security breaches or other disruptions could compromise our information or our players’ information and expose us to liability; and

•our inability to protect our intellectual property and proprietary information could adversely impact our business.

PLAYTIKA HOLDING CORP.
CONSOLIDATED BALANCE SHEETS
(In millions, except par value)

	June 30,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$710.3	$1,029.7
Short-term investments	390.1	—
Restricted cash	1.5	2.0
Accounts receivable	160.0	171.5
Prepaid expenses and other current assets	137.1	147.9
Total current assets	1,399.0	1,351.1
Property and equipment, net	112.2	119.9
Operating lease right-of-use assets	94.0	100.3
Intangible assets other than goodwill, net	282.0	311.2
Goodwill	983.8	987.2
Deferred tax assets, net	100.7	99.3
Investments in unconsolidated entities	48.4	54.4
Other non-current assets	155.2	151.6
Total assets	$3,175.3	$3,175.0

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Current maturities of long-term debt	$16.5	$16.8
Accounts payable	13.6	65.0
Operating lease liabilities, current	19.0	19.5
Accrued expenses and other current liabilities	412.6	438.3
Total current liabilities	461.7	539.6
Long-term debt	2,394.0	2,399.6
Contingent consideration	22.0	20.8
Other long-term liabilities, including employee related benefits	305.3	318.7
Operating lease liabilities, long-term	79.5	88.2
Deferred tax liabilities	25.7	29.6
Total liabilities	3,288.2	3,396.5
Commitments and contingencies
Stockholders' equity (deficit)
Common stock of $0.01 par value; 1,600.0 shares authorized; 371.9 and 370.0 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	4.1	4.1
Treasury stock at cost (51.8 shares at both June 30, 2024 and December 31, 2023)	(603.5)	(603.5)
Additional paid-in capital	1,311.3	1,264.9
Accumulated other comprehensive income	17.5	20.6
Accumulated deficit	(842.3)	(907.6)
Total stockholders' deficit	(112.9)	(221.5)
Total liabilities and stockholders’ deficit	$3,175.3	$3,175.0

PLAYTIKA HOLDING CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In millions, except for per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Revenues	$627.0	$642.8	$1,278.2	$1,299.0
Costs and expenses
Cost of revenue	168.2	178.3	345.2	364.0
Research and development	100.6	100.3	207.5	202.7
Sales and marketing	169.4	141.2	359.8	284.9
General and administrative	48.1	74.1	119.9	146.1
Impairment charge	—	9.7	7.0	9.7
Total costs and expenses	486.3	503.6	1,039.4	1,007.4
Income from operations	140.7	139.2	238.8	291.6
Interest and other, net	20.4	23.1	43.6	51.7
Income before income taxes	120.3	116.1	195.2	239.9
Provision for income taxes	33.7	40.4	55.6	80.1
Net income	86.6	75.7	139.6	159.8
Other comprehensive income (loss)
Foreign currency translation	(1.5)	(0.2)	(5.5)	2.9
Change in fair value of derivatives	(3.3)	14.8	2.4	7.0
Total other comprehensive income (loss)	(4.8)	14.6	(3.1)	9.9
Comprehensive income	$81.8	$90.3	$136.5	$169.7

Net income per share attributable to common stockholders, basic	$0.23	$0.21	$0.38	$0.44
Net income per share attributable to common stockholders, diluted	$0.23	$0.21	$0.38	$0.44
Weighted-average shares used in computing net income per share attributable to common stockholders, basic	371.4	365.9	370.9	365.3
Weighted-average shares used in computing net income per share attributable to common stockholders, diluted	371.8	366.4	371.3	365.8

PLAYTIKA HOLDING CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six months ended June 30,
	2024	2023
Cash flows from operating activities	$180.1	$227.5
Cash flows from investing activities
Purchase of property and equipment	(23.3)	(9.2)
Capitalization of internal use software costs	(19.5)	(18.6)
Purchase of software for internal use	(15.2)	(4.1)
Purchase of short-term investments	(390.1)	—
Other investing activities	(1.0)	(1.1)
Net cash used in investing activities	(449.1)	(33.0)
Cash flows from financing activities
Dividend paid	(37.1)	—
Repayments on bank borrowings	(9.5)	(9.5)
Payment of tax withholdings on stock-based payments	(1.3)	(1.9)
Net cash out flow for business acquisitions and other	(0.7)	—
Net cash used in financing activities	(48.6)	(11.4)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(2.3)	3.6
Net change in cash, cash equivalents and restricted cash	(319.9)	186.7
Cash, cash equivalents and restricted cash at the beginning of the period	1,031.7	770.4
Cash, cash equivalents and restricted cash at the end of the period	$711.8	$957.1

Non-GAAP Financial Measures

Credit Adjusted EBITDA is a non-GAAP financial measure and should not be construed as an alternative to net income as an indicator of operating performance, nor as an alternative to cash flow provided by operating activities as a measure of liquidity, or any other performance measure in each case as determined in accordance with GAAP.

Below is a reconciliation of Credit Adjusted EBITDA to net income, the closest GAAP financial measure. Our Credit Agreement defines Adjusted EBITDA (which we call “Credit Adjusted EBITDA”) as net income before (i) interest expense, (ii) interest income, (iii) provision for income taxes, (iv) depreciation and amortization expense, (v) impairment charges, (vi) stock-based compensation, (vii) contingent consideration, (viii) acquisition and related expenses, and (ix) certain other items. We calculate Credit Adjusted EBITDA Margin as Credit Adjusted EBITDA divided by revenues.

Credit Adjusted EBITDA and Credit Adjusted EBITDA Margin as calculated herein may not be comparable to similarly titled measures reported by other companies within the industry and are not determined in accordance with GAAP. Our presentation of Credit Adjusted EBITDA and Credit Adjusted EBITDA Margin should not be construed as an inference that our future results will be unaffected by unusual or unexpected items.

RECONCILIATION OF NET INCOME TO CREDIT ADJUSTED EBITDA
(In millions)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Net income	$86.6	$75.7	$139.6	$159.8
Provision for income taxes	33.7	40.4	55.6	80.1
Interest expense and other, net	20.4	23.1	43.6	51.7
Depreciation and amortization	38.7	38.5	77.9	77.6
EBITDA	179.4	177.7	316.7	369.2
Stock-based compensation(1)	22.9	25.3	46.6	54.5
Impairment charge	—	9.7	7.0	9.7
Changes in estimated value of contingent consideration	(16.3)	—	(13.4)	—
Acquisition and related expenses(2)	0.5	1.9	2.7	3.1
Other items(3)	4.5	0.4	17.0	1.2
Credit Adjusted EBITDA	$191.0	$215.0	$376.6	$437.7
Net income margin	13.8%	11.8%	10.9%	12.3%
Credit Adjusted EBITDA margin	30.5%	33.4%	29.5%	33.7%
_________

(1)    Reflects, for all periods, stock-based compensation expense related to the issuance of equity awards to our employees.
(2)    Amounts for all periods include costs incurred to evaluate and pursue acquisition activities as well as costs incurred by the Company in connection with the evaluation of strategic alternatives.
(3)    The amounts for the three and six months ended June 30, 2024 consists primarily of $2.6 million and $11.2 million, respectively, incurred by the Company for severance. The amount for the six months ended June 30, 2024 also includes $5.1 million incurred by the Company related to restructuring activities. The amounts for the three and six months ended June 30, 2023 consists primarily of $0.1 million and $0.7 million, respectively, incurred by the Company for severance and, for the three months ended June 30, 2023, $0.2 million for relocation and support provided to employees due to the war in Ukraine.

Contacts

Investor Relations	Press Contact
Tae Lee	Eric Barnes
Tael@playtika.com	Eric.barnes@trailrunnerint.com